Exhibit 10.3

AGREEMENT ON

EXCLUSIVE MANAGEMENT, CONSULTING AND TRAINING AND TECHNICAL SERVICE

PARTY A

Luck Sky (Shen Zhen) Aerodynamic Electricity Limited

And

PARTY B

Sanhe City Lucksky Electrical Engineering Co., Ltd.

July 25, 2014

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Agreement on Exclusive Management, Consulting and Training and Technical Service

This Agreement on Exclusive Management, Consulting and Training and Technical Service (“this Agreement”) was signed by the following parties on July 25, 2014 in the People’s Republic of China (the “PRC”, not inclusive of Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region for the purpose of this Agreement).

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited, a validly existing wholly foreign owned enterprise established under the laws of the PRC.

Registered Address: No. 2206, Jinlong Plaza, Caiwuwei, Hongbao Road, Luohu District, Shenzhen, China. Postal Code: 518000

Legal Representative: Zhou Jian

Tel: 0755-22954269

Fax: 0755-22954269

Party B: Sanhe City Lucksky Electrical Engineering Co., Ltd., a validly existing limited liability company established under the laws of the PRC.

Registered Address: East to Yanjiao Development Zone Power Plant of San He City, north to Zhongqing Cementing Compound Company, Postal Code: 065201

Legal Representative: Zhou Jian

Tel: 010-58412836

Fax: 010-58412836-8228

(Party A and Party B, collectively, referred to as “Both Parties” or “Two Parties” and individually, as “Either Party”)

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Whereas:

1. Party A is a wholly foreign owned enterprise incorporated in accordance with the laws of the PRC and has management, consulting and training experience, and the strengths in the techniques in natural energy power generation system and other related fields.

2. Party B is a limited liability company incorporated in the PRC, mainly conducting the business of natural energy power generation system.

3. Party B needs consulting, training and management, and technical support services from a specialized provider.

4. Party B intends to engage Party A to provide the services of consulting, training and management, and technical support. Party A agrees to provide such services to Party B.

NOW, THEREFORE, through consultation, the parties hereby agree as follows:

Article 1.	Service

1.1	Both Parties agree that Party B designate Party A to provide consulting, training and management and technical services (the “Services”) as set forth below:

1.1.1	to provide certain training service to Party B for the purposes of improving Party B’s technique abilities in natural energy power generation system business , and to enhance Party A’s competitiveness;

1.1.2	to put forward improvement suggestions after evaluating, analyzing and assessing Party B’s business operation, staffs and management system, process and the operating effects thereof;

1.1.3	to provide management training to Party B’s employees based on results of the evaluation mentioned above;

1.1.4	to provide consultancy, technical support and assistance to Party B regarding natural energy power generation system business and company’s management pursuant to Party B’s consignment;

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1.1.5	to dispatch managerial personnel with abundant experiences in natural energy power generation system business pursuant to Party B’s consignment;

1.1.6	to introduce clients to Party B in accordance with Party B’s business requirements;

1.1.7	to render related technical support, technical training and technical consultation (the “Technical Service”) in respect of natural energy power generation systems to Party B; and

1.1.8	to provide other management, consulting and training services under this Agreement.

1.2	Both Parties agree that Party A provides Services by the following means:

1.2.1	Party B introduces the specific information such as the business operation, staffs and management system to Party A and provides the relevant written materials. Party A drafts a report based on the information provided by Party B and makes a management and training plan specifying the management and training details as the selection and number of the training staff, the duration and content of training, etc. And Party A shall give the training in accordance with the timetable agreed by Both Parties.

1.2.2	Upon the demands of Party B, Party A shall provide the relevant training and consulting services with respect to natural energy power generation system business, corporate governance, client management and marketing, and submit the reports to Party B accordingly involving the methods to resolve the problems identified in the course thereof;

1.2.3	Upon requirement, at the time decided by Party B, Party A shall appoint professionals to make on-site researches, join seminars and provide on-the-spot consulting services, when necessary, Party A shall also provide on-the-spot trainings to Party B’s relevant management staffs, and provide training materials.

1.2.4	When necessary, Party B may engage Party A’s professionals directly to take Party B’s management positions

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1.2.5	Notwithstanding the description above, Two Parties may negotiate and decide other service contents and means thereof as the case may be.

1.3	Party B warrants that it will not accept a third party’s (excluding that designated by Party A) Service without Party A’s prior written consent.

Article 2.	Term

2.1	The term of service stated in this Agreement is 10 years, starting from the date when this Agreement takes effects.

2.2	Party B warrants that, as of the date when this Agreement takes effects, the service term under this Agreement shall not be shortened or terminated in advance for any reason, unless the Two Parties have entered into the agreement or agreed otherwise.

2.3	Both Parties agree that Party A has the option to extend the service term under this Agreement. Before expiration of this Agreement, Party A is entitled to extend the service term to a proper period by issuing a written notice to Party B. There is no limitation to the number of options that may be exercised by Party A.

Article 3.	Charges

3.1	The charge for the Services provided by Party A pursuant to this Agreement is one hundred percent (100%) of Party B’s net income (the “Service Fee”) determined in accordance with generally accepted accounting principals.

3.2	Both Parties agree that the Service Fee shall be paid quarterly, within 30 days of the end of each calendar quarter with respect to such calendar quarter.

Article 4.	Obligations of Party A

4.1	Party A shall use its best efforts to dispatch excellent professionals to Party B, to set up top-ranking consulting, training and management team and to perform the Services under this Agreement.

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4.2	Party A shall prepare consulting and training plans, make field studies, provide consultancy according to the plans, complete the work on a mutually-agreed schedule and submit the relevant documents (written and electronic copies) to Party B.

4.3	Party A shall keep close contact with Party B by informing Party B promptly of the progress of the project, the preliminary plans and periodic results as well.

4.4	Party A shall treat as secret and confidential all the information provided by Party B or in connection with Party B’s business.

Article 5.	Obligations of Party B

5.1	As required by Party A, Party B shall provide Party A with relevant information and documents and appoint competent personnel to coordinate with Party A and to assist it in carrying out the said field study and data collection.

5.2	If required, Party B shall provide necessary work facilities and convenience to the professionals dispatched by Party A. And the expenses incurred by Party A in terms of providing training service shall be borne by Party B.

5.3	Party B shall pay Party A the Service Fees as provided hereunder.

5.4	Party B shall provide the necessary assistance pursuant to Party A’s specific requests.

5.5	Party B shall take charge of obtaining the approval from any third party or governing administrative authorities with respect to this Agreement and going through all the registration processes, if any. The costs and fees thereof shall be paid by Party B.

Article 6.	Statements and Warranties

6.1	For the purpose of this Agreement and for the benefit of Party B, Party A makes the following statements and warranties:

6.2.1	Party A is a validly existing and independent legal person established in accordance with the laws of the PRC and has the ability to bear civil liabilities.

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6.2.2	The person who signs this Agreement on behalf of Party A has irrevocable legal and complete authorization from Party A. Party A must not hold against Party A in terms of this Agreement in the excuse of unauthorized agency, agency in excess of authority or any other defects in authorization. The signing of this Agreement is not against any governing laws and binding contracts, and all consents and approvals have or shall be obtained from the third party or governmental authorities for the signing of this Agreement.

6.2	For the purpose of this Agreement and for the benefit of Party A, Party B makes the following statements and warranties:

6.2.1	Party B is a validly existing and independent legal person established in accordance with the laws of the P.R.C and has the ability to bear civil liabilities.

6.2.2	Party B warrants that within the validity period of this Agreement, it will not sign identical or similar agreements with any third party beside Party A or accept partially or wholly the services listed in Article 1 of this Agreement from any third party beside Party A.

6.2.3	The person who signs this Agreement on behalf of Party B has irrevocable legal and complete authorization from Party B. Party B must not deny this Agreement in the excuse of unauthorized agency, agency in excess of authority or any other defects in authorization.

6.3	If Either Party breaches the statements and warrants set forth above and the breach leads to invalidity or weakening of the validity of this Agreement or incurs other damage to the other Party, it shall pay compensation with full coverage of the loss to the damage-suffering Party.

Article 7.	Intellectual Property Rights and Confidentiality

7.1	Except anything to the contrary in this Agreement or in other agreements executed by the Two Parties, Party A enjoys sole and exclusive rights and interests over any rights, ownership, interests and all intellectual property rights including but not limited to copyright, patents, technical secrets, trade secrets obtained in performing this Agreement.

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7.2	Party A owns the intellectual property rights formed during the process of providing consulting, training and management services.

7.3	Both Parties agree to keep confidential the materials and information (“Confidential Information”) they have knowledge of or access to hereunder. Without the prior written consent of the other Party, no Confidential Information shall be disclosed, given or transferred to any other third party. Once this Agreement terminates, Both Parties shall return the documents, materials and/or software carrying Confidential Information to the original owner or destroy them as required. Both Parties shall also remove the Confidential Information from any memory device and shall never use it again. Both Parties shall take necessary measures to ensure that the Confidential Information to be disclosed to the staff, agents and consultants so far as is necessary for performing their duties solely, and urge these personnel to comply with the obligations as to confidentiality under this Agreement.

The Confidential Information herein refers to any relevant contracts, agreements, memorandum of understanding, appendices, drafts or notes (including this Agreement) for the purpose of this Agreement (including this Agreement) as well as any form of trade secrets, exclusive information and other data and information that Party A, Party B, their clients, customers, consultants, sub-licensee or affiliated enterprises have taken measures to keep confidential. The Confidential Information includes but is not limited to oral or written materials, either Party’s software, web catalogue, business plans and conceptions, product development, invention, service design, creative design, graphics, texts, audio, video, multi-media information, client data, market data, financial data, R&D information as well as intellectual or industrial property in relation to this Agreement owned by Either Party, including those information deemed or taken confidential by Any Party,, its clients, customers, consultants, sub-licensee or affiliated enterprises.

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The above-mentioned restrictions do not apply in the following situations:

7.3.1	When being disclosed, the data has already been available to general public;

7.3.2	The data has been available to the general public otherwise than by Either Party’s disclosure with fault;

7.3.3	Either Party can prove that the data is available to them prior to the hereunder provided disclosure to them which is not obtained from other parties directly or indirectly;

7.3.4	Either Party is exempted from confidentiality obligation from disclosure of the Confidential Information to governing administrative authorities, stock exchange institutions required and in accordance with compulsory laws of PRC; or disclosures directly to its legal counsels and financial advisers as required by law or demanded in normal business operation.

Article 8.	Liability for Breach of this Agreement

8.1	Either Party which breaches this Agreement shall pay compensation to the performing Party on its incurred loss.

8.2	Either Party’s waiver to claim on other Party’s breach of this Agreement is valid only in written form. No failure or delay of either Party on exercising any right or claim on remedy provided hereunder shall constitute a waiver of such rights, power or privilege. Partial exercise of the rights to claim or remedy shall not prevent such Party from exercising other rights and remedy.

Article 9.	Termination of the Agreement

9.1	If Party B fails to fulfill its obligations under this Agreement, and such failure remains by the end of the 30-day-long grace period to be offered by Party A, Party A shall be entitled to inform Party B to rescind the Agreement. The rescission takes effect as of the date when the notice of rescission is issued.

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9.2	During the term of this Agreement, if Party B applies for bankruptcy in any form, or enters into liquidation process, or its license is revoked by government authority, or ceases to be a legal person or other legal entity, Party A is entitled to rescind this Agreement. The rescission takes effect as of the date when the notice of rescission is issued.

9.3	Party B waives its right of rescind or terminate this Agreement before the expiration upon the effectiveness of this Agreement, unless otherwise stipulated by law or agreed by the Parties.

9.4	The amendment or rescission of this Agreement does not jeopardize the Parties’ right of claims for damages. The damage to Either Party resulting from amendment or rescission of this Agreement shall be compensated by the responsible Party, unless the liabilities are exempt by law. If this Agreement is terminated due to reasons incurred by Party B, Party A is entitled to claim for all the damages caused by the rescission and the charges due for the services it has provided pursuant to this Agreement.

Article 10.	Force Majeure

10.1	Force majeure under this Agreement refers to war, fire, earthquake, flood, storm, blizzard and other natural disasters; or other events that are unpredictable, irresistible and unavoidable by Both Parties when this Agreement is signed.

10.2	The affected Party shall not be liable for any delay or failure in performing any or all of its obligations due to the event of Force Majeure. However, Both Parties shall proceed with their performance of obligations immediately after the cease of the event of Force Majeure or removal of the effects. If effects of Force Majeure make the fulfillment of this Agreement impossible or unnecessary, Two Parties shall settle the problem through friendly consultation.

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10.3	If Force Majeure influences the performance of this Agreement, the affected Party shall notify the other Party of the occurrence of Force Majeure events by telegraph, fax or other electronic forms immediately and submit a written proof thereof within five (5) working days after its occurrence.

Article 11.	Notification and Delivery

11.1	Any notice or message between Two Parties shall be sent in written form by fax, personal delivery (including Express Mail Service) or registered airmail to the addresses listed at the beginning of this Agreement.

11.2	Unless otherwise specified herein, when notices or messages are submitted in person, the notices or messages shall be deemed received upon delivery. Notification by prepaid mail shall be deemed received by seven (7) days of delivery. When notices or messages are sent by cable or fax, the notices or messages shall be deemed received at the moment of sending. When by telegraph, the notices or messages shall be deemed received by twenty-four (24) hours of delivery.

Article 12.	Dispute Settlement

12.1	The conclusion, validity, interpretation, performance, amendment and termination of this Agreement as well as the settlement of disputes shall be governed by the laws of the PRC.

12.2	The disputes in connection with the performance of this Agreement shall be settled by Both Parties through friendly consultation. In case no settlement is reached through such consultation, the disputes shall be submitted to China International Economic and Trade Arbitration Commission located in Beijing and settled in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

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Article 13.	Effectiveness of the Agreement and Miscellaneous

13.1	Issues that are not covered by this Agreement can be decided through consultation for supplementation among authorized representatives of the Parties. Any amendment or supplements shall be made in written form.

13.2	Unless otherwise specified, the “day” in this Agreement refers to the calendar day and the “working day” in this Agreement means the days of regular operation of the PRC’s commercial banks.

13.3	Article 7, Article 8 and Article 12 remain effective irrespective of the termination or rescission of this Agreement.

13.4	Neither party shall transfer its rights or obligations under this Agreement, partially or wholly, to the third party without the prior written consent of the other Party.

13.5	Invalidity of any provision of this Agreement shall not influence the validity of other unrelated provisions hereof.

13.6	This Agreement shall be executed in two counterparts, one for each party effective as of the date when signed.

13.7	This Agreement is made in Chinese language. Chinese version shall prevail. Versions in other languages are for reference purpose only.

[English Translation for Reference Only]

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SIGNATURE PAGE

Party A: Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (Seal)

Signature:	/s/ Zhou Jian
Title: Legal Representative

Party B: Sanhe City Lucksky Electrical Engineering Co., Ltd. (Seal)

Signature:	/s/ Zhou Deng Rong
Title: Zhou Deng Rong

[English Translation for Reference Only]

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